As filed with the Securities and Exchange Commission August 14, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

Registration Statement

Under

The Securities Act of 1933

_____________________

GULF ISLAND FABRICATION, INC.

(Exact Name of Registrant as Specified in its Charter)

________________________

Louisiana	72-1147390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2170 Buckthorne Place, Suite 420
The Woodlands, Texas 77380
(Address of Principal Executive Offices)
(Zip Code)

Second Amended and Restated 2015 Stock Incentive Plan

(Full Title of the Plan)

Richard W. Heo
President and Chief Executive Officer
Gulf Island Fabrication, Inc.
2170 Buckthorne Place, Suite 420
The Woodlands, Texas 77380

(Name and Address of Agent for Service)

(713) 714-6100

(Telephone Number, including Area Code, of Agent for Service)
______________________________________

Copies to:

Kelly C. Simoneaux
Jones Walker LLP
201 St. Charles Avenue, Suite 5100
New Orleans, Louisiana 70170-5100
______________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Gulf Island Fabrication, Inc. (the “Registrant”) to register an additional 1,000,000 shares of its common stock, no par value per share (“Common Stock”), issuable to eligible participants under the Second Amended and Restated 2015 Stock Incentive Plan, which are securities of the same class and relate to the same employee benefit plan as those shares of Common Stock registered on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2015 (Registration No. 333-204158) and August 7, 2020 (Registration No. 333-242337), each of which is hereby incorporated by reference, except to the extent modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

5.1*	Opinion of Jones Walker LLP
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Jones Walker LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included in the signature pages of this Registration Statement)
99	Gulf Island Fabrication, Inc. Second Amended and Restated 2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed May 18, 2023).
107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on August 14, 2023.

GULF ISLAND FABRICATION, INC.

By:	/S/ RICHARD W. HEO
Richard W. Heo President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Richard W. Heo and Westley S. Stockton, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 14, 2023.

Signature	Title

/S/ RICHARD W. HEO	President, Chief Executive Officer and Director (Principal Executive Officer)
Richard W. Heo

/S/ WESTLEY S. STOCKTON	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
Westley S. Stockton

/S/ ROBERT M. AVERICK	Director
Robert M. Averick

/S/ MURRAY W. BURNS	Director
Murray W. Burns

/S/ WILLIAM E. CHILES	Chairman of the Board
William E. Chiles

/S/ MICHAEL J. KEEFFE	Director
Michael J. Keeffe

/S/ CHERYL D. RICHARD	Director
Cheryl D. Richard

/S/ JAY R. TROGER	Director
Jay R. Troger